CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Equity Trust

We consent to the use of our report dated December 7, 2001 for the Evergreen Health Care Fund, Evergreen Technology Fund, and Evergreen Utility and
Telecommunications Fund, portfolios of Evergreen Equity Trust, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "Independent Auditors" in the Statement of Additional Information.

                                                              /s/ KPMG LLP

Boston, Massachusetts
February 28, 2002